WESTERN NEW ENGLAND BANCORP, INC. 8-K

Exhibit 99.2

Local banking is better than ever. INVESTOR PRESENTATION FOURTH QUARTER 2023

FORWARD - LOOKING STATEMENTS 2 We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This Investor Presentation contains “forward - looking statements” with respect to the Company’s financial condition, liquidity , results of operations, future performance, and business . Forward - looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate ,” “ should,” “planned,” “estimated,” and “potential . ” Examples of forward - looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • unpredictable changes in general economic conditions, financial markets, fiscal, monetary and regulatory policies, including actual or potential stress in the banking industry ; • the duration and scope of potential pandemics, including the emergence of new variants and the response thereto ; • changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits ; • inflation and governmental responses to inflation, including recent and potential future increases in interest rates that reduce margins ; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 , Basel guidelines, capital requirements and other applicable laws and regulations ; • significant changes in accounting, tax or regulatory practices or requirements ; • new legal obligations or liabilities or unfavorable resolutions of litigation ; • disruptive technologies in payment systems and other services traditionally provided by banks ; • the highly competitive industry and market area in which we operate ;

FORWARD - LOOKING STATEMENTS 3 • changes in business conditions and inflation ; • operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks ; • f ailure or circumvention of our internal controls or procedures ; • c hanges in the securities markets which affect investment management revenues ; • i ncreases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments ; • the soundness of other financial services institutions which may adversely affect our credit risk; • certain of our intangible assets may become impaired in the future; • new lines of business or new products and services, which may subject us to additional risks; • changes in key management personnel which may adversely impact our operations; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our business; an d • other risk factors detailed from time to time in our SEC filings. Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements. You are cautioned not to place undue reliance on these forward - looking s tatements, which speak only as of the date hereof. We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by la w.

WHO WE ARE Every day, we focus on showing Westfield Bank customers “ what better banking is all about . ” For us, the idea of better banking starts with putting customers first, while adhering to our core values . Our Core Values : • Integrity • Enhance Shareholder Value • Customer Focus • Community Focus Our Core Mission : Our purpose is to help customers succeed in our community, while creating and increasing shareholder value . The Company’s purpose drives the outcome we envision for Western New England Bancorp . 4 70 Center Street, Chicopee, MA.

SENIOR MANAGEMENT TEAM James C . Hagan, President & Chief Executive Officer Guida R . Sajdak, Executive Vice President, Chief Financial Officer & Treasurer Allen J . Miles III, Executive Vice President & Chief Lender Officer Kevin C . O’Connor, Executive Vice President & Chief Banking Officer Daniel A . Marini , Senior Vice President, Retail Banking & Marketing Leo R . Sagan, Jr . , Senior Vice President & Chief Risk Officer Filipe Goncalves, Senior Vice President & Chief Credit Officer Darlene Libiszewski , Senior Vice President & Chief Information Officer John Bonini , Senior Vice President & General Counsel Christine Phillips , Senior Vice President, Human Resources Director 5

4Q2023 QUARTERLY EARNINGS

($ in thousands, except EPS)	4Q2023 (1)	3Q2023 (1)(2)	2Q2023 (1)(3)	1Q2023 (1)	4Q2022 (4)
Net interest income	$ 16,176	$ 16,383	$ 16,846	$ 18,504	$ 20,854
Provision for (reversal of) credit losses	486	354	420	(388)	150
Non-interest income	2,714	3,612	1,592	2,979	5,653
Non-interest expense	14,785	14,118	14,551	14,896	14,003
Income before taxes	3,619	5,523	3,467	6,975	12,354
Income tax expense	1,108	1,033	704	1,671	3,320
Net income	**$ 2,511**	**$ 4,490**	**$ 2,763**	**$ 5,304**	**$ 9,034**
Diluted earnings per share (EPS)	$ 0.12	$ 0.21	$ 0.13	$ 0.24	$ 0.42
Return on average assets (ROA)	0.39%	0.70%	0.43%	0.84%	1.40%
Return on average equity (ROE)	4.31%	7.60%	4.72%	9.31%	16.67%
Net interest margin	2.64%	2.70%	2.81%	3.14%	3.44%
Net interest margin, *on a tax-equivalent basis*	2.66%	2.72%	2.83%	3.16%	3.47%

(1) The Company adopted ASU 2016-13 on January 1, 2023 with a modified retrospective approach. Accordingly, beginning at March 31, 2023, the allowance for credit losses was determined in accordance with ASC 326, "*Financial Instruments-Credit Losses*."
(2) Non-interest income includes a non-taxable $778,000 gain on bank-owned life insurance death benefits.
(3) Non-interest income includes a one-time, non-recurring final termination expense of $1.1 million, due to the termination of the defined benefit plan.
(4) Non-interest income includes a $2.8 million gain on the defined benefit plan termination.

6

NET INTEREST INCOME AND NET INTEREST MARGIN 7 $20.9 $18.5 $16.8 $16.4 $16.2 3.44% 3.14% 2.81% 2.70% 2.64% 2.50% 2.60% 2.70% 2.80% 2.90% 3.00% 3.10% 3.20% 3.30% 3.40% 3.50% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $16.0 $17.0 $18.0 $19.0 $20.0 $21.0 $22.0 $23.0 $24.0 $25.0 Net interest income ($) Net interest margin (%) On a sequential quarter basis, net interest income, our primary source of revenues, decreased $ 207 , 000 , or 1 . 3% , to $ 16 . 2 million for the three months ended December 31 , 2023 , from $ 16 . 4 million for the three months ended September 30 , 2023 . The decrease in net interest income was primarily due to an increase in interest expense of $ 1 . 1 million, or 11 . 3% , partially offset by an increase in interest income of $ 869 , 000 , or 3 . 4% . The net interest margin was 2 . 64 % for the three months ended December 31 , 2023 , compared to 2 . 70 % for the three months ended September 30 , 2023 . The decrease in the Company’s net interest margin was primarily due to an increase in the average cost of interest - bearing liabilities, which was partially offset with an increase in the average yield on interest - earning assets . ($ in millions)

TOTAL LOANS 8 $1,995 $1,993 $2,007 $2,007 $2,017 4.23% 4.34% 4.49% 4.66% 4.73% 4.00% 4.20% 4.40% 4.60% 4.80% 5.00% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $1,900 $1,920 $1,940 $1,960 $1,980 $2,000 $2,020 $2,040 Average Loans Outstanding Average Loans Outstanding Average Loan Yield $1,989 $2,004 $2,016 $2,015 $2,027 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $1,970 $1,980 $1,990 $2,000 $2,010 $2,020 $2,030 Period - end Loans Outstanding At December 31 , 2023 , total loans increased $ 35 . 9 million , or 1 . 8% , to $ 2 . 0 billion from December 31 , 2022 . R esidential real estate loans, including home equity loans, increased $ 27 . 1 million, or 3 . 9% , commercial real estate loans increased $ 10 . 4 million, or 1 . 0% , while commercial and industrial loans decreased $ 2 . 4 million , or 1 . 1% . ($ in millions)

COMMERCIAL AND INDUSTRIAL LOANS 9 $220 $218 $227 $213 $217 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $205 $210 $215 $220 $225 $230 Total commercial and industrial (“C&I”) loans decreased $ 2 . 4 million, or 1 . 1% , from $ 219 . 8 million at December 31 , 2022 , to $ 217 . 4 million at December 31 , 2023 . At December 31 , 2023 , total delinquent C&I loans totaled $ 28 , 000 , or 0 . 01% , of total C&I loans . ($ in millions)

COMMERCIAL & INDUSTRIAL PORTFOLIO (1) 10 (1) % of total loans as of December 31, 2023 Manufacturing , 1.7% Sand and Gravel Mining , 1.1% Wholesale trade , 1.4% Educational Services, 0.8% Hotels , 0.1% Heavy and Civil Engineering Construction, 0.9% Specialty Trade, 0.6% All Other C&I, 4.0%

COMMERCIAL REAL ESTATE LOANS 11 $1,069 $1,080 $1,075 $1,080 $1,080 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $1,062 $1,064 $1,066 $1,068 $1,070 $1,072 $1,074 $1,076 $1,078 $1,080 $1,082 Total commercial real estate (“CRE”) loans increased $ 10 . 4 million, or 1 . 0% , to $ 1 . 1 billion from December 31 , 2022 to December 31 , 2023 . At December 31 , 2023 , total CRE delinquency was $ 1 . 3 million, or 0 . 12 % of total CRE loans . ($ in millions)

COMMERCIAL REAL ESTATE LOANS AND TOTAL OFFICE PORTFOLIO 12 (1) As of December 31, 2023 Adult Care/Assisted Living, 1.6% Apartment, 8.2% Auto Sales, 1.9% College/School , 1.2% Hotel, 2.2% Industrial/Warehouse , 9.0% Mixed - Use, 1.5% Office, 11.3% Other , 3.0% Residential Non - Owner , 2.5% Self - Storage , 1.6% Retail Shopping, 8.1% Student Housing , 1.2% Commercial Real Estate As a Percentage of Total Loans (1) Office 46% Office Medical 54% Total Office Portfolio As a Percentage of Total Office Loans (1)

RESIDENTIAL REAL ESTATE LOANS AND CONSUMER LOANS 13 $700 $707 $711 $720 $728 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $685 $690 $695 $700 $705 $710 $715 $720 $725 $730 $735 Residential real estate loans , including home equity loans, and consumer loans increased $ 27 . 5 million , or 3 . 9% , to $ 727 . 6 million, from December 31 , 2022 to December 31 , 2023 . At December 31 , 2023 , the Company serviced $ 72 . 7 million in loans sold to the secondary market, with servicing retained, which are not included on the Company’s balance sheet under residential real estate loans . At December 31 , 2023 , total delinquent residential real estate loans and consumer loans totaled $ 4 . 6 million, or 0 . 64 % of total residential real estate and consumer loans . ($ in millions)

INVESTMENT PORTFOLIO 14 The table below displays the investment portfolio as of December 31 , 2023 . At December 31 , 2023 , held - to - maturity (“HTM”) and available - for - sale (“AFS”) securities represented 57 % and 43% , respectively, of the total investment portfolio’s amortized cost basis . Unrealized losses from the AFS securities portfolio totaled $ 29 . 2 million . The AFS unrealized losses were approximately 17 . 5 % of the total AFS amortized cost basis . As a percentage of Tier 1 capital, the AFS unrealized losses represented 11 . 6 % of Tier 1 capital and negatively impacted tangible common equity(1) (“TCE”), a non - GAAP financial measure, by 0 . 8% . Unrealized losses from the HTM securities portfolio totaled $ 35 . 7 million . The HTM unrealized losses were approximately 16 . 0 % of the total HTM amortized cost basis . If the HTM losses were included in capital, the losses would represent 14 . 2 % of Tier 1 capital and negatively impact TCE, a non - GAAP financial measure, by 1 . 0% . Impact to TCE (2) Loss % of Tier 1 Capital (1) Loss as a % of Total Assets Loss as a % of Amortized Cost Basis Unrealized Loss Investment Fair Value % of Investment Portfolio’s Amortized Cost Basis Amortized Cost Basis At December 31, 2023 - 1.0% - 14.2% - 1.4% - 16.0% $(35.7) $ 187.7 57% $ 223.4 HTM - 0.8% - 11.6% - 1.1% - 17.5% $(29.2) $ 137.1 43% $ 166.3 AFS - 1.8% - 25.8% - 2.5% - 16.6% $(64.9) $ 324.8 100% $ 389.7 Total Investments (1) Tier 1 Capital represents Bank Tier 1 Capital as of December 31, 2023 (2) Impact to TCE is net of tax. TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures .

TOTAL DEPOSITS 15 $1,818 $1,699 $1,623 $1,594 $1,532 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $1,350 $1,400 $1,450 $1,500 $1,550 $1,600 $1,650 $1,700 $1,750 $1,800 $1,850 PERIOD - END CORE DEPOSITS At December 31 , 2023 , total deposits decreased $ 85 . 7 million, or 3 . 8% , to $ 2 . 1 billion from December 31 , 2022 . Core deposits, which the Company defines as all deposits except time deposits, decreased $ 285 . 4 million, or 15 . 7% , from $ 1 . 8 billion, or 81 . 5 % of total deposits, at December 31 , 2022 , to $ 1 . 5 billion, or 71 . 5 % of total deposits, at December 31 , 2023 . Time deposits increased $ 199 . 7 million, or 48 . 5% , from December 31 , 2022 to December 31 , 2023 . At December 31 , 2023 and December 31 , 2022 , uninsured deposits represented 27 % and 31% , of total deposits, respectively . $412 $458 $535 $583 $611 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $- $100 $200 $300 $400 $500 $600 $700 PERIOD - END TIME DEPOSITS ($ in millions) (1) Includes $1.7 million in brokered deposits at June 30, 2023, September 30, 2023 and December 31, 2023 (1)

AVERAGE TOTAL DEPOSITS 16 $1,594 $1,564 $1,556 $1,559 $1,588 $664 $639 $591 $592 $589 0.39% 0.76% 1.13% 1.42% 1.60% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Deposits and Rates Interest-bearing deposits Non-interest-bearing deposits Average deposit cost Average deposits, consisting of interest - bearing and non - interest bearing deposits, were $ 2 . 2 billion as of December 31 , 2023 , an increase of $ 26 . 0 million, or 1 . 2% , from the linked quarter . Average cost of deposits increased 18 basis points, from 1 . 42 % for the quarter ended September 30 , 2023 to 1 . 60 % for the quarter ended December 31 , 2023 . ($ in millions)

HISTORICAL RATE PAID AND BETAS ON CORE AND TIME DEPOSITS 17 (1) Core deposit beta excludes non - interest bearing accounts 11% 15% 18% 19% 27% 0.52% 0.82% 1.00% 1.11% 1.54% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 0% 5% 10% 15% 20% 25% 30% Core Deposit Beta Core Deposit Beta, cumulative Cost of Core Deposits (1) 8% 30% 48% 60% 65% 0.65% 1.71% 2.74% 3.46% 3.78% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 0% 10% 20% 30% 40% 50% 60% 70% Time Deposit Beta Time Deposit Beta, cumulative Cost of Time Deposits Time deposit betas lagged early in the cycle The cumulative core and time deposit betas are calculated as the average increase in the rate paid on interest - bearing core and time deposits, respectively, at each period presented divided by the average incremental increase in the federal reserve rate. Core deposit betas lagged early in the cycle

AVERAGE CORE AND TIME DEPOSITS 18 $1,898 $1,775 $1,645 $1,588 $1,573 0.34% 0.53% 0.64% 0.70% 0.76% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 Average Core Deposits and Rates Average core deposits, including non - interest bearing deposits, decreased $ 14 . 7 million, or 0 . 9% , from the linked quarter . Average time deposits were $ 603 . 9 million, an increase of $ 40 . 7 million, or 7 . 2% , from the linked quarter . During the quarter - ended December 31 , 2023 , the average cost of core deposits, including non - interest bearing demand deposits, increased 6 basis points from the linked quarter, while the cost of time deposits increased 32 basis points for the same period . ($ in millions) $360 $428 $502 $563 $604 0.65% 1.71% 2.74% 3.46% 3.78% 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3.25% 3.75% 4.25% $200 $250 $300 $350 $400 $450 $500 $550 $600 $650 Average Time Deposits and Rates

LOAN - TO - DEPOSIT RATIO 19 89% 93% 93% 93% 95% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 86% 87% 88% 89% 90% 91% 92% 93% 94% 95% Period - end Loan - to - Deposit Ratio 82% 79% 75% 73% 72% 18% 21% 25% 27% 28% 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Core Deposits and Time Deposits as a % of Total Deposits Core deposits/Total deposits Time deposits/Total deposits

WHOLESALE FUNDING 20 $62 $150 $148 $150 $156 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 $- $20 $40 $60 $80 $100 $120 $140 $160 $180 Wholesale Funding (Includes $20 million in Subordinated Debt) The Bank is considered to be well - capitalized as defined by regulators (See Slide 27 ) . The Bank’s Tier 1 Leverage Ratio to adjusted average assets was 9 . 62 % at December 31 , 2023 and 9 . 49 % at December 31 , 2022 . In addition , The Bank’s TCE Ratio (1) , a non - GAAP financial measure, exceeds the Federal Home Loan Bank of Boston (“FHLB”) requirements to continue to utilize the FHLB as a funding source . At December 31 , 2023 , total borrowings increased $ 94 . 3 million, or 151 . 5% , from $ 62 . 2 million at December 31 , 2022 to $ 156 . 5 million . Short - term borrowings decreased $ 25 . 3 million, or 61 . 1% , to $ 16 . 1 million , at December 31 , 2023 compared to $ 41 . 4 million at December 31 , 2022 . Long - term borrowings increased $ 119 . 5 million, from $ 1 . 2 million at December 31 , 2022 , to $ 120 . 6 million at December 31 , 2023 , to replace deposit attrition . Long - term borrowings consisted of $ 30 . 6 million outstanding with the FHLB and $ 90 . 0 million outstanding under the Federal Reserve Bank’s Bank Term Funding Program (“BTFP”) . At December 31 , 2023 , borrowings also consisted of $ 19 . 7 million in fixed - to - floating rate subordinated notes . (1) TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures .

21 Net Available Amount in Use at December 31, 2023 Total Available (In millions) Internal Sources: $28.8 - $28.8 Cash and cash equivalents $130.8 - $130.8 Unpledged securities $46.7 - $46.7 Excess pledged securities External Sources: $535.6 $65.6 $601.2 FHLB $23.6 $90.0 $113.6 FRB Bank Term Funding Program $48.6 - $48.6 FRB Discount Window Other Unsecured: $25.0 - $25.0 Correspondent banks $839.1 $155.6 $994.7 Total Liquidity $574.9 Uninsured deposits 146% Liquidity/Total Uninsured Deposits The Company’s liquidity position remains strong with solid core deposit relationships, cash, unencumbered securities and access to diversified borrowing sources . On March 12 , 2023 , the Federal Reserve made available the BTFP, which enhances the ability of banks to borrow greater amounts against certain high - quality, unencumbered investments at par value . During the twelve months ended December 31 , 2023 , the Company advanced $ 90 . 0 million under the BTFP and had $ 23 . 6 million in availability under the BTFP as of December 31 , 2023 . At December 31 , 2023 , the Company had available borrowing capacity with the FHLB of $ 535 . 6 million, including its overnight Ideal Way Line of Credit . In addition, at December 31 , 2023 , the Company had available borrowing capacity of $ 48 . 6 million from the Federal Reserve Discount Window, with no outstanding borrowings . At December 31 , 2023 , the Company also had available borrowing capacity of $ 25 . 0 million from two unsecured credit lines with correspondent banks, with no outstanding borrowings . At December 31 , 2023 , the Company had $ 839 . 1 million in immediate liquidity compared to $ 574 . 9 million in uninsured deposits, or 26 . 8 % of total deposits, representing a coverage ratio of 146% . Lastly, the Company has access to the brokered deposit market with approval from the Board of Directors to purchase brokered deposits in an amount not to exceed 10 % of total assets . At December 31 , 2023 , the Company had $ 1 . 7 million in brokered deposits included within time deposits on the balance sheet . LIQUIDITY

________ Source: SNL Financial as of June 30, 2023. Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Wes tfi eld branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA. DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA AS OF JUNE 30, 2023 22 Total Deposit Rank 2023 Parent Company Name Deposits in Market ($000) Market Share # of Branches 1 PeoplesBank 2,271,591 16.96% 13 1,762,519 13.1% 20 3 Westfield Bank 1,878,809 14.03% 20 2 TD Bank 2,029,147 15.15% 16 4 M&T Bank 1,143,383 8.54% 14 5 Berkshire Bank 1,142,092 8.53% 11 6 KeyBank 932,631 6.96% 7 7 Citizens Bank 557,490 4.16% 12 8 Monson Savings Bank 526,226 3.93% 4 9 Country Bank 514,307 3.84% 4 10 New Valley Bank & Trust 256,410 1.91% 3

ASSET QUALITY INDICATORS 23 4Q2023 3Q2023 2Q2023 1Q2023 4Q2022 $6.0M $5.6M $5.4M $3.0M $4.5M Total delinquent loans 0.30% 0.28% 0.27% 0.15% 0.22% Delinquent loans as a % of total loans $6.4M $6.3M $5.8M $5.8M $5.7M Nonperforming loans (NPL) 0.32% 0.31% 0.29% 0.29% 0.29% NPL as a % of total loans 0.25% 0.24% 0.22% 0.23% 0.22% NPL as a % of total assets 1.00% 0.99% 0.97% 0.95% 1.00% Allowance for credit losses % of total loans 316% 318% 341% 329% 350% Allowance for credit losses % of NPL $136K $78K ($25K) $1.9M $426K Net charge - offs (recoveries) 0.01% 0.00% 0.00% 0.09% 0.02% Net charge - offs (recoveries) as a % average loans During the three months ended December 31 , 2023 , the Company recorded net charge - offs of $ 136 , 000 compared to net charge - offs of $ 78 , 000 for the three months ended September 30 , 2023 . Nonperforming loans to total loans were 0 . 32 % at December 31 , 2023 compared to 0 . 29 % at December 31 , 2022 .

ASSET QUALITY 24 Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk . The allowance for credit losses as a percentage of total loans was 1 . 00 % at December 31 , 2023 , compared to 0 . 99 % at September 30 , 2023 . At December 31 , 2023 , the allowance for credit losses as a percentage of nonperforming loans was 315 . 6% , compared to 317 . 6% , at September 30 , 2023 . On January 1 , 2023 , the Company implemented the accounting rules for the measurement of Credit Losses on Financial Instruments (“CECL”) . The January 1 , 2023 , or “Day 1 ” tax - effected transitional impact to retained earnings was $ 9 , 000 due to the following : a decrease in the pooled credit reserve of $ 931 , 000 and the establishment of a reserve liability for unfunded commitments of $ 918 , 000 . Additionally, the allowance for credit losses includes $ 2 . 1 million in reserves related to purchase credit deteriorated (“PCD”) loans . For PCD loans, the allowance for credit losses recorded is recognized through a gross - up that increases the amortized cost basis of loans with a corresponding increase to the allowance for credit losses, and therefore results in no impact to shareholders' equity . December 31, 2023 September 30, 2023 ACL / Total Loan Segment Loans Outstanding (1) ACL (1) ACL / Total Loan Segment Loans Outstanding (1) ACL (1) 1.17% $ 217,447 $ 2,537 0.93% $ 212,577 $ 1,968 Commercial and industrial 1.40% 1,079,751 15,141 1.44% 1,080,361 15,573 Commercial real estate 0.35% 722,154 2,548 0.33% 713,782 2,389 Residential (2) 0.75% 5,472 41 0.83% 5,768 48 Consumer - - - - - - Unallocated 1.00% $ 2,024,824 $ 20,267 0.99% $ 2,012,488 $ 19,978 Total Loans (1) $ in thousands (2) Includes home equity loans and home equity lines of credit

ASSET QUALITY 25 4Q2023 3Q2023 2Q2023 1Q2023 4Q2022 ($ in Millions) $5.8 $12.0 $11.8 $12.8 $14.1 Special Mention - - - $ 8.0 $ 7.6 Special Mention - Hotel $5.8 $12.0 $11.8 $20.8 $21.7 Total Special Mention 0.3% 0.6% 0.6% 1.0% 1.1% % of Total Loans $33.7 $33.6 $37.7 $40.4 $42.3 Substandard 1.7% 1.7% 1.9% 2.0% 2.1% % of Total Loans $39.5 $45.6 $49.5 $61.2 $64.0 Total Watch List Loans 1.9% 2.3% 2.5% 3.1% 3.2% % of Total Loans At December 31 , 2023 , total Watch List loans were $ 39 . 5 million, or 1 . 9 % of total loans, representing a decrease of $ 24 . 5 million , or 38 . 3% , from December 31 , 2022 .

CAPITAL MANAGEMENT 26 We are well - capitalized with excess capital. Ratio at December 31, 2022 Ratio at December 31, 2023 Consolidated 9.27% 9.40% Leverage Ratio 12.18% 12.59% Common Equity Tier 1 Ratio 12.18% 12.59% Tier 1 Capital Ratio 14.20% 14.67% Total Capital Ratio As of December 31 , 2023 , the Bank’s Tier 1 Leverage Ratio was 9 . 62% . The Bank’s TCE ratio (1) , a non - GAAP financial measure, was 8 . 78 % after factoring in $ 21 . 7 million in net AOCI unrealized losses . If the HTM net unrealized losses of $ 25 . 6 million were factored in, the TCE ratio would decrease to 7 . 8% . x From a regulatory standpoint, we are well - capitalized with excess capital . x We take a prudent approach to capital management . Well Capitalized Ratio at December 31, 2022 Ratio at December 31, 2023 Westfield Bank 5.0% 9.49% 9.62% Leverage Ratio 6.5% 12.48% 12.88% Common Equity Tier 1 Ratio 8.0% 12.48% 12.88% Tier 1 Capital Ratio 10.0% 13.50% 13.94% Total Capital Ratio (1) TCE is a non - GAAP measure. See slides 29 - 31 for the related TCE calculation and a reconciliation of GAAP to non - GAAP financial measures .

CAPITAL RETURN TO SHAREHOLDERS 27 # of Shares Year 2,189,276 2018 1,938,667 2019 1,391,496 2020 2,758,051 2021 720,975 2022 125,000 1Q - 2023 124,744 2Q - 2023 155,161 3Q - 2023 244,839 4Q - 2023 649,744 Total 2023: Annual Dividends per Share Year $0.16 2018 $0.20 2019 $0.20 2020 $0.20 2021 $0.24 2022 $0.07 1Q - 2023 $0.07 2Q - 2023 $0.07 3Q - 2023 $0.07 4Q - 2023 Share Repurchases Dividends On July 26 , 2022 , the Board of Directors authorized a stock repurchase plan (the “ 2022 Plan ”), pursuant to which the Company is authorized to repurchase up to 1 . 1 million shares, representing approximately 5 . 0 % of the Company’s outstanding common stock as of the time the 2022 Plan was announced . During the three months ended December 31 , 2023 , the Company repurchased 244 , 839 shares of common stock under the 2022 Plan, with an average price per share of $ 7 . 09 . During the twelve months ended December 31 , 2023 , the Company repurchased 649 , 744 shares of common stock under the 2022 Plan, with an average price per share of $ 7 . 20 . As of December 31 , 2023 , there were 406 , 600 shares of common stock available for repurchase under the 2022 Plan .

CAPITAL MANAGEMENT 28 $10.27 $10.50 $10.60 $10.53 $10.96 $9.61 $9.84 $9.94 $9.87 $10.30 Book Value per Share Tangible Book Value per Share (non - GAAP) (1) Book Value Tangible Book Value (non-GAAP) Book value per share increased $0.69, or 6.7%, from $10.27 at December 31, 2022 to $10.96 at December 31, 2023. Tangible book value per share, a non - GAAP measure, increased $0.69, or 7.2%, from $9.61 at December 31, 2022 to $10.30 at December 31, 2023. (1) Tangible book value is a non - GAAP measure. See slides 29 - 31 for the related tangible book value calculation and a reconcilia tion of GAAP to non - GAAP financial measures.

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	(In thousands)				
Loans (no tax adjustment)	$ 23,939	$ 23,451	$ 22,450	$ 21,329	$ 21,274
Tax-equivalent adjustment	113	117	122	120	129
Loans (tax-equivalent basis)	$ 24,052	$ 23,568	$ 22,572	$ 21,449	$ 21,403
Securities (no tax adjustment)	$ 2,094	$ 2,033	$ 2,094	$ 2,149	$ 2,174
Tax-equivalent adjustment	-	-	-	-	1
Securities (tax-equivalent basis)	$ 2,094	$ 2,033	$ 2,094	$ 2,149	$ 2,175
Net interest income (no tax adjustment)	$ 16,176	$ 16,383	$ 16,846	$ 18,504	$ 20,854
Tax equivalent adjustment	113	117	122	120	130
Net interest income (tax-equivalent basis)	$ 16,289	$ 16,500	$ 16,968	$ 18,624	$ 20,984
Net interest income (no tax adjustment)	$ 16,176	$ 16,383	$ 16,846	$ 18,504	$ 20,854
Less:					
Purchase accounting adjustments	3	4	5	(62)	87
Prepayment penalties and fees	7	14	43	-	134
PPP Income	46	12	26	15	18
Adjusted net interest income (non-GAAP)	$ 16,120	$ 16,353	$ 16,772	$ 18,551	$ 20,615
Average interest-earning assets	$ 2,427,112	$ 2,402,987	$ 2,405,077	$ 2,393,504	$ 2,401,676
Average interest-earnings asset, excluding average PPP loans	$ 2,425,923	$ 2,401,460	$ 2,403,076	$ 2,391,305	$ 2,399,297
Net interest margin (no tax adjustment)	2.64%	2.70%	2.81%	3.14%	3.44%
Net interest margin, tax-equivalent	2.66%	2.72%	2.83%	3.16%	3.47%

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APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	(In thousands)				
Book Value per Share (GAAP)	$ 10.96	$ 10.53	$ 10.60	$ 10.50	$ 10.27
Non-GAAP adjustments:					
Goodwill	(0.58)	(0.57)	(0.57)	(0.56)	(0.56)
Core deposit intangible	(0.08)	(0.09)	(0.09)	(0.10)	(0.10)
Tangible Book Value per Share (non-GAAP)	$ 10.30	$ 9.87	$ 9.94	$ 9.84	$ 9.61
Total Bank Equity (GAAP)	$ 242,780	$ 234,612	$ 240,041	$ 238,887	$ 233,882
Non-GAAP adjustments:					
Goodwill	(12,487)	(12,487)	(12,487)	(12,487)	(12,487)
Core deposit intangible net of associated deferred tax	(1,303)	(1,370)	(1,438)	(1,505)	(1,573)
Tangible Capital (non-GAAP)	$ 228,990	$ 220,755	$ 226,116	$ 224,895	$ 219,822
Tangible Capital (non-GAAP)	$ 228,990	$ 220,755	$ 226,116	$ 224,895	$ 219,822
Unrealized losses on HTM securities net of tax	(25,649)	(34,622)	(27,286)	(25,825)	(28,194)
Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)	$ 203,341	$ 186,133	$ 198,830	$ 199,070	$ 191,628
Common Equity Tier (CET) 1 Capital	$ 250,734	$ 249,441	$ 249,340	$ 247,996	$ 244,864
Unrealized losses on HTM securities net of tax	(25,649)	(34,622)	(27,286)	(25,825)	(28,194)
Unrealized losses on defined benefit plan net of tax	-	-	-	(1,079)	(1,079)
Adjusted CET 1 Capital For Impact of Net AFS Securities Losses (non-GAAP)	$ 225,085	$ 214,819	$ 222,054	$ 221,092	$ 215,591
Total Assets for Leverage Ratio (non-GAAP)	$ 2,607,260	$ 2,574,402	$ 2,572,583	$ 2,560,973	$ 2,579,141
Tier 1 Leverage Ratio	9.62%	9.69%	9.69%	9.68%	9.49%
Tangible Common Equity (non-GAAP) =Tangible Capital (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	8.78%	8.58%	8.79%	8.78%	8.52%
Adjusted Tangible Common Equity for AFS Impact (non-GAAP) = Adjusted CET 1 Capital For Impact of Net AFS Securities Losses (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	8.63%	8.34%	8.63%	8.63%	8.36%
Adjusted Tangible Common Equity for HTM Impact (non-GAAP) = Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)/Total Assets for Leverage Ratio) (non-GAAP)	7.80%	7.23%	7.73%	7.77%	7.43%

30

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
	(In thousands)				
Income Before Income Taxes (GAAP)	$ 3,619	$ 5,523	$ 3,467	$ 6,975	$ 12,354
Provision for (reversal of) credit losses	486	354	420	(388)	150
PPP Income	(46)	(12)	(26)	(15)	(18)
Loss (gain) on defined benefit plan termination	-	-	1,143	-	(2,807)
Gain on bank-owned life insurance death benefit	-	(778)	-	-	-
Income Before Taxes, Provision, PPP Income, Defined Benefit Termination and Bank-Owned Life Insurance Death Benefit (non-GAAP)	$ 4,059	$ 5,087	$ 5,004	$ 6,572	$ 9,679
Efficiency Ratio:					
Non-interest Expense (GAAP)	$ 14,785	$ 14,118	$ 14,551	$ 14,896	$ 14,003
Non-Interest Expense for Adjusted Efficiency Ratio (non-GAAP)	$ 14,785	$ 14,118	$ 14,551	$ 14,896	$ 14,003
Net Interest Income (GAAP)	$ 16,176	$ 16,383	$ 16,846	$ 18,504	$ 20,854
Non-Interest Income (GAAP)	$ 2,714	$ 3,612	$ 1,592	$ 2,979	$ 5,653
Non-GAAP adjustments:					
Unrealized (gains) losses on marketable equity securities	1	-	-	-	(19)
Gain on non-marketable equity investments	-	(238)	-	(352)	(70)
Loss on disposal of premises and equipment	-	3	-	-	-
Loss (gain) on defined benefit plan termination	-	-	1,143	-	(2,807)
Gain on bank-owned life insurance death benefit	-	(778)	-	-	-
Non-Interest Income for Adjusted Efficiency Ratio (non-GAAP)	$ 2,715	$ 2,599	$ 2,735	$ 2,627	$ 2,757
Total Revenue for Adjusted Efficiency Ratio (non-GAAP)	$ 18,891	$ 18,982	$ 19,581	$ 21,131	$ 23,611
Efficiency Ratio (GAAP)	78.27%	70.61%	78.92%	69.34%	52.83%
Adjusted Efficiency Ratio (Non-interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	78.26%	74.38%	74.31%	70.49%	59.31%

31

WESTFIELD BANK “WHAT BETTER BANKING’S ALL ABOUT” James C. Hagan , President and Chief Executive Officer Guida R. Sajdak , Executive Vice President and Chief Financial Officer Meghan Hibner , First Vice President and Investor Relations Officer 32 141 Elm Street, Westfield, MA